Exhibit 10.69

CONFIDENTIAL TREATMENT

TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement (the “Agreement”) is entered into as of March 18, 2005 (“Effective Date”) by Occam Networks, Inc., a Delaware corporation with a principal place of business at 77 Robin Hill Road, Santa Barbara, California 93117 (“Occam”), and Tellabs Petaluma, Inc., a Delaware corporation with a principal place of business at 1465 North McDowell Boulevard, Petaluma, California 94954 (“Tellabs”), on behalf of itself and its parent, subsidiaries, and affiliates such that each entity will be jointly and severally liable for the obligations of the other entities.

Recitals

A. The parties are entering into a strategic alliance that involves the licensing of technology, manufacture and supply of products, and a financial investment in Occam by Tellabs. The parties, or their affiliates, previously entered into a Mutual Confidentiality Agreement dated July 27, 2004 and are simultaneously entering into a Manufacturing License Agreement, a Supply Agreement, a First Restated and Amended Mutual Confidentiality Agreement, a Series A-2 Preferred Stock Purchase Agreement, and a Fourth Amended and Restated Investors’ Rights Agreement (collectively, the “Ancillary Agreements”), as well as this Agreement, to implement the strategic alliance.

B. This Agreement sets forth the terms by which Occam will license Tellabs to integrate certain Occam technology into Tellabs’ Fiber to the Curb (FTTC) products.

The parties agree as follows:

Agreement

1. DEFINITIONS

1.1 “Blade Technology” means all Technology owned by Occam and provided by Occam to Tellabs during the term of this Agreement that explicitly relates to Occam’s BLC 6000 one (1) gigabit ethernet switching and transport subsystems Technology or the manufacture, marketing, distribution, sale, or support of Occam’s BLC 6000 one (1) gigabit ethernet switching and transport subsystems Technology, including the original Technology Deliverables and updated Technology Deliverables provided by Occam.

1.2 “Claim” is defined in Section 6.1(a).

1.3 “FTTC Card” means Tellabs’ FTTC card known as of the Effective Date as ESU1.

1.4 “FTTC Product” means Tellabs’ FTTC products known as of the Effective Date as: DISC*S MX-FTTC and DISC*S FITL.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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1.5 “Manufacturing Specifications” means the manufacturing specifications for the Blade Technology provided by Occam.

1.6 “Occam Indemnified Parties” is defined in Section 6.3(a).

1.7 “Occam Patent Right” means a patent right of any class or type issued by any jurisdiction (a) that relates to or arises out of any Blade Technology and (b) that is owned or controlled by Occam or its parent, subsidiaries, or affiliates.

1.8 “Scope of Work” means the scope of work attached as Exhibit C.

1.9 “Technical Specifications” means the written technical and functional specifications for the Blade Technology provided by Occam.

1.10 “Technology” means, regardless of form, any invention, discovery, work of authorship, or information, including articles of manufacture, machines, methods, processes, product designs, computer programs, drawings, documentation, databases, algorithms, formulas, know-how, and techniques.

1.11 “Technology Deliverables” means the Manufacturing Specifications, Technical Specifications, and the Technology owned by Occam listed in Exhibit A, including updated versions of these items.

1.12 “Tellabs Brand” means a trademark that Tellabs or a successor-in-interest to Tellabs owns or otherwise has sufficient rights to use in connection with the marketing, distribution, and sale of FTTC Cards or FTTC Products.

1.13 “Tellabs Developments” means improvements to, modifications of, and derivative works of the Blade Technology made by or for Tellabs and Technology developed or derived by or for Tellabs as a result of its study of the performance, design, or operation of the Blade Technology.

1.14 “Tellabs Indemnified Parties” is defined in Section 6.1(a).

1.15 “Tellabs Patent Right” means a patent right of any class or type issued by any jurisdiction (a) that relates to or arises out of any Blade Technology or any Tellabs Developments and (b) that is owned or controlled by Tellabs or its parent, subsidiaries, or affiliates.

1.16 “Third Party Technology” means Technology identified as Third Party Technology in Exhibit A or in a written notice delivered by Occam to Tellabs before the Technology is delivered to Tellabs.

2. TECHNOLOGY LICENSE

2.1 Blade Technology. Subject to the terms of this Agreement, Occam hereby grants to Tellabs a perpetual (subject to termination as set forth in Section 9.3), worldwide,

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non-exclusive, royalty-bearing (as set forth in Section 4), non-assignable (except as set forth in Section 10.3), non-transferable, non-sublicenseable license under Occam’s intellectual property rights to:

(a) integrate (in accordance with the applicable Technical Specifications) Blade Technology only into FTTC Cards to be sold solely as part of FTTC Products under a Tellabs Brand;

(b) market, distribute, and sell FTTC Cards integrated with Blade Technology as part of FTTC Products at a price set by Tellabs;

(c) use the Blade Technology during the term of this Agreement and after the term of this Agreement in accordance with Section 9.3(c) to provide technical support to customers that purchase FTTC Cards integrated with Blade Technology;

(d) make, have made, use, sell, offer to sell, import, and distribute any FTTC Card (i) within the scope of or covered by one or more claims of an Occam Patent Right; (ii) manufactured by process, method, or procedure within the scope of or covered by one or more claims of an Occam Patent Right; or (iii) used in a process, method, or procedure within the scope of or covered by one or more claims of an Occam Patent Right; and

(e) practice any method, process, or procedure within the scope of or covered by one or more claims of an Occam Patent Right.

2.2 Third Party Technology. This Agreement, including the license in Section 2.1, does not grant Tellabs any rights with respect to any Third Party Technology, including Third Party Technology provided by Occam to Tellabs, whether as part of the Technology Deliverables or not. If requested by Tellabs, Occam will use reasonable efforts to assist Tellabs to identify and license, at Tellabs’ expense, relevant Third Party Technology.

2.3 Tellabs Developments. Tellabs will own all right, title, and interest (including intellectual property rights) in and to all Tellabs Developments.

2.4 Tellabs Patent Rights. Tellabs hereby grants to Occam a perpetual, irrevocable, worldwide, non-exclusive, royalty-free, transferable, sublicenseable license under all Tellabs Patent Rights to do the following during and after the term of this Agreement:

(a) make, have made, use, sell, offer to sell, import, and distribute any product (i) within the scope of or covered by one or more claims of an Tellabs Patent Right; (ii) manufactured by process, method, or procedure within the scope of or covered by one or more claims of an Tellabs Patent Right; or (iii) used in a process, method, or procedure within the scope of or covered by one or more claims of an Tellabs Patent Right; and

(b) practice any method, process, or procedure within the scope of or covered by one or more claims of a Tellabs Patent Right.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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2.5 Reservation of Rights. The Blade Technology is licensed, not sold, by Occam to Tellabs, and nothing in this Agreement will be interpreted or construed as a sale or purchase of the Blade Technology. Tellabs will not have any rights in or to the Blade Technology except as expressly granted in this Agreement. Occam reserves to itself all rights to the Blade Technology not expressly granted to Tellabs in accordance with this Agreement. Occam will own all right, title, and interest (including intellectual property rights) in and to the Blade Technology.

2.6 Bankruptcy Protection. All licenses granted under this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the Bankruptcy Code. The parties agree that each party, as a licensee of the rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

3. INTEGRATION, TECHNOLOGY TRANSFER, AND TECHNICAL SUPPORT

3.1 Integration

(a) During the one-year period following the Effective Date, the parties will cooperate to integrate the Blade Technology into the FTTC Card as set forth in the Scope of Work. Each party will use reasonable and diligent efforts to accomplish the tasks assigned in the Scope of Work. Unless otherwise specified in the Scope of Work or this Agreement, Tellabs will provide all personnel, materials, equipment, and other resources required to complete the integration effort as specified in the Scope of Work.

(b) During the one-year period following the Effective Date, Occam will provide not less than one full-time equivalent (FTE) software engineer and one FTE hardware engineer to participate in the integration effort under the Scope of Work. Tellabs will reimburse Occam for the engineers’ time at the applicable rates set forth in Exhibit E.

(c) As reasonably requested by Tellabs during the one-year period following the Effective Date, Occam will train Tellabs personnel to integrate the Blade Technology into the FTTC Card, establish a development environment, and utilize applicable testing tools at times and locations agreed to by the parties. Occam will charge Tellabs for the training at the applicable rates set forth in Exhibit E. Tellabs will also reimburse Occam’s reasonable travel and personal (e.g., lodging, meals) expenses incurred in the course of providing Tellabs-requested training away from Occam’s facilities. All Technology provided as part of the training is Blade Technology and must be protected by Tellabs as specified in this Agreement.

(d) Tellabs will reimburse Occam for its performance of all integration activities at the applicable rates set forth in Exhibit E. The maximum total reimbursement Tellabs will pay Occam under this Section 3.1 is [***]. If the parties mutually agree that the time and resources required to complete integration of the Blade Technology will exceed their initial estimates, through no fault of either party, the parties may mutually agree in writing to increase the maximum reimbursement under this Section 3.1. Occam’s obligations under this Section 3.1 will terminate once the maximum reimbursement is reached.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(e) Occam will invoice Tellabs on a monthly basis for amounts to be reimbursed under Section 3.1(d) and payment terms will be the full invoiced amount payable within thirty (30) days after the date of the invoice (i.e., net 30 payment terms) unless the invoice is disputed in accordance with Section 3.1(f), in which case payment will be due as specified in Section 3.1(f).

(f) If Tellabs in good faith believes that the invoiced amount of payment under an invoice is incorrect, Tellabs may dispute the invoice by providing Occam, within thirty (30) days after the date of the invoice, with a detailed written notice of the amount that Tellabs is disputing and Tellabs’ reasons for disputing the invoice. If Occam receives Tellabs’ written notice of dispute within the thirty (30)-day period, Tellabs’ obligation to pay the disputed portion of invoiced amount will be suspended until the dispute is resolved in accordance with this Section 3.1(f). The undisputed portion of the invoiced amount is still due within thirty (30) days after the date of the invoice. The parties must use good faith and diligent efforts to resolve the dispute within twenty (20) days of Occam’s receipt of Tellabs’ written notice of dispute. If the parties are unable to resolve to the dispute within the twenty (20)-day period, the parties will submit the dispute to a third party arbitrator for resolution within sixty (60) days of Occam’s receipt of Tellabs’ written notice of dispute. Each party will submit its arguments and evidence to the arbitrator in writing and the arbitrator will render a decision, within the specified time period, based on the written materials presented by the parties. The arbitrator’s decision must specify the amount to be paid by Tellabs, if any, under the invoice and which party will bear the costs of the arbitration. The decision of the arbitrator is final and binding on the parties. Payment of the amount specified by the arbitrator is due within five (5) business days after the decision of the arbitrator is issued.

3.2 Technology Transfer

(a) Within thirty (30) days after the Effective Date, Occam will deliver to Tellabs two (2) copies of the Technology Deliverables.

(b) During the five-year period following the Effective Date, Occam will meet with Tellabs quarterly to review Occam’s development, if any, of updated versions of any Technology Deliverables and to agree on a process and timeline for transferring updated Technology Deliverables to Tellabs. Occam will transfer updated Technology Deliverables in accordance with the process and timeline agreed to by the parties.

(c) In addition to its obligations under Section 3.2(b), during the five-year period following the Effective Date, Occam will deliver to Tellabs updated Technology Deliverables at the conclusion of pilot and beta development stages (if any) of any updated version of a Technology Deliverable and when an updated version of a Technology Deliverable is made generally available by Occam.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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3.3 Technical Support. During the term of this Agreement, the parties will have the technical support obligations set forth in Exhibit D.

4. ROYALTIES

4.1 Royalty Amount. For each FTTC Card sold by Tellabs during and after the term of this Agreement, Tellabs will pay to Occam the royalties specified in Exhibit B, plus any applicable taxes.

4.2 Royalty Report and Payments. For so long as Tellabs sells FTTC Cards, within ten (10) business days after the end of each calendar quarter during and after the term of this Agreement, Tellabs will provide to Occam a written report stating (a) the number and type of FTTC Cards and FTTC Products sold during the calendar quarter just ended and (b) a calculation of the aggregate royalties owed by Tellabs to Occam for each FTTC Card sold during such period, as well as payment of such royalties that are due and payable.

4.3 Audit

(a) For so long as Tellabs sells FTTC Cards and for three (3) years thereafter, Tellabs will keep current, complete, and accurate records regarding the calculation and payment of royalties under this Agreement. Upon not less than five (5) business days prior written notice from Occam, and not more frequently than once per calendar year, Tellabs will provide such materials, to the extent necessary or useful to Occam to verify the accurate payment of royalties under this Agreement. If requested by Occam, a senior Tellabs executive shall certify in writing that the materials provided to Occam are current, complete, and accurate.

(b) If Occam’s review of the materials provided by Tellabs reveals any underpayment of royalties, Tellabs will promptly make an additional payment in order to comply fully with the terms of this Agreement unless Tellabs disputes Occam’s finding in accordance with Section 4.3(c). If the amount of such underpayment is five percent (5%) or greater, Tellabs will promptly reimburse Occam for its reasonable costs of conducting its review of the materials provided by Tellabs.

(c) If Tellabs in good faith disputes in writing Occam’s finding of an underpayment of royalties within five (5) business days of Tellabs’ receipt of Occam’s request for payment, then the parties will agree on a mutually acceptable independent third party auditor to audit Tellabs’ records. Tellabs will provide the auditor with access to all records and personnel that the auditor requests to verify the calculation and payment of royalties under this Agreement. The auditor’s determination will be final and binding on the parties. If the auditor determines that Tellabs underpaid royalties, then Tellabs will promptly make an additional payment to Occam to comply fully with the terms of this Agreement and will be responsible for the cost of the auditor. If the auditor determines that Tellabs did not underpay royalties, then Occam will be responsible for the cost of the auditor.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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5. REPRESENTATIONS AND WARRANTIES

5.1 Authority. Each party represents and warrants to the other party that (a) this Agreement has been duly executed and delivered and constitutes a valid and binding agreement enforceable against such party (and, with respect to Tellabs, against its parents, subsidiaries, and affiliates) in accordance with its terms; (b) no authorization or approval from any third party is required in connection with such party’s execution, delivery, or performance of this Agreement; and (c) the execution, delivery, and performance of this Agreement does not violate the laws of any jurisdiction or the terms or conditions of any other agreement to which it is a party or by which it is otherwise bound.

5.2 Product Warranties

(a) Occam warrants to Tellabs that the Blade Technology will be free from defects in design that cause the Blade Technology to not meet its Technical Specifications for six (6) years from the Effective Date if the Blade Technology is manufactured in full compliance with the Manufacturing Specifications. If the Blade Technology fails to conform to the warranty in this Section 5.2(a), Occam will: (i) provide a work around for a design defect in shipped FTTC Cards in accordance with the Technical Support procedures set forth in Exhibit D; and (ii) provide Tellabs with corrected Blade Technology that addresses the design defect.

(b) The warranties and remedies set forth in Section 5.2(a) will not apply to nonconformities to the extent caused by (i) defects in material or manufacture, including the failure to manufacture in accordance the Manufacturing Specifications; (ii) Tellabs’ failure to use or implement any updated Blade Technology made available to Tellabs by Occam; (iii) any alterations or modifications of, or additions to, the Blade Technology not made in accordance with the Technical Specifications; (iv) use of the Blade Technology in a manner for which it was not designed or other than as specified in the Technical Specifications; (v) the combination, use, or interconnection of the Blade Technology with other Technology not supplied or not approved by Occam; (vi) abnormal usage or misuse of the Blade Technology, including, but not limited to, accident, fire, water damage, earthquake, lightning, other acts of nature, and other causes external to the Blade Technology; or (vii) Tellabs’ or a third party’s negligence. If Occam determines that any warranty claim reported by Tellabs falls within any of the foregoing exceptions, Tellabs will pay Occam for its services at the applicable rates set forth in Exhibit E.

(c) This Section 5.2 sets forth Tellabs’ exclusive remedies, and Occam’s entire liability in contract, tort, or otherwise for any breach of the warranty in Section 5.2(a) for any Blade Technology integrated into an FTTC Card.

(d) The parties may agree to modify the product warranties provided in this Section 5.2 on a customer by customer basis in a written agreement signed by the parties.

5.3 Disclaimer. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES STATED IN THIS SECTION 5, OCCAM MAKES NO ADDITIONAL REPRESENTATION OR WARRANTY OF ANY KIND WHETHER EXPRESS, IMPLIED

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(EITHER IN FACT OR BY OPERATION OF LAW), OR STATUTORY, AS TO ANY MATTER WHATSOEVER. OCCAM EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, ACCURACY, TITLE, AND NON-INFRINGEMENT. OCCAM DOES NOT WARRANT AGAINST INTERFERENCE WITH THE ENJOYMENT OF THE BLADE TECHNOLOGY OR AGAINST INFRINGEMENT. OCCAM DOES NOT WARRANT THAT TELLABS WILL BE ABLE TO SUCCESSFULLY INTEGRATE THE BLADE TECHNOLOGY INTO FTTC PRODUCTS. OCCAM EXERCISES NO CONTROL OVER AND EXPRESSLY DISCLAIMS ANY LIABILITY ARISING OUT OF THE USE OF THE BLADE TECHNOLOGY. TELLABS AND ITS CUSTOMERS WILL NOT HAVE THE RIGHT TO MAKE, PASS THROUGH, OR PASS ON ANY REPRESENTATION OR WARRANTY ON BEHALF OF OCCAM TO ANY THIRD PARTY.

6. INDEMNIFICATION

6.1 Infringement Indemnification by Occam

(a) Occam will, at its option and expense, defend Tellabs and its parent, subsidiaries, and affiliates and their respective officers, employees, directors, agents, and representatives (“Tellabs Indemnified Parties”) from or settle any claim, proceeding, or suit (“Claim”) brought by a third party against an Tellabs Indemnified Party alleging that Tellabs’ authorized use of the Blade Technology infringes or misappropriates any patent, copyright, trade secret, trademark, or other intellectual property right if: (i) the Tellabs Indemnified Party gives Occam prompt written notice of the Claim; (ii) Occam has full and complete control over the defense and settlement of such Claim; (iii) the Tellabs Indemnified Parties provide assistance, at Occam’s expense as specified in Section 6.1(b), in connection with the defense and settlement of such Claim as Occam may reasonably request; and (iv) the Tellabs Indemnified Parties comply with any settlement or court order made in connection with such Claim (e.g., relating to the future use of any infringing materials). The Tellabs Indemnified Parties will not defend or settle any such Claim without Occam’s prior written consent. The applicable Tellabs Indemnified Party shall have the right to participate in the defense of such Claim at its own expense and with counsel of its own choosing, but Occam will have sole control over the defense and settlement of the Claim.

(b) Occam will indemnify the Tellabs Indemnified Parties against and pay (i) all damages, costs, and attorneys’ fees finally awarded against an Tellabs Indemnified Party in any Claim under Section 6.1(a); (ii) all out-of-pocket costs (including reasonable attorneys’ fees) reasonably incurred by any of them in connection with the defense of such Claim, including assistance provided under Section 6.1(a)(iii) (other than attorneys’ fees and costs incurred without Occam’s consent after Occam has accepted defense of such claim); and, (iii) if any Claim arising under Section 6.1(a) is settled, all amounts to be paid to any third party in settlement of any such Claim (as agreed to by Occam).

(c) If Tellabs’ use of the Blade Technology is, or in Occam’s reasonable opinion is likely to become, enjoined or materially diminished as a result of a Claim under Section 6.1(a), then Occam will either: (i) procure the continuing right of Tellabs to use the Blade

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Technology; (ii) replace or modify the Blade Technology in a functionally equivalent manner while maintaining the same form, fit, and function so that it no longer infringes; or if, despite its commercially reasonable efforts, Occam is unable to do either (i) or (ii), Occam will (iii) terminate Tellabs’ right to use that Blade Technology.

(d) Occam will have no obligation under this Section 6.1 for any alleged infringement or misappropriation to the extent that it arises out of or is based upon (i) use of the Blade Technology in combination with other Technology if such alleged infringement or misappropriation would have not have arisen but for such combination; (ii) Blade Technology that is provided to comply with designs, requirements, or specifications required by or provided by Tellabs, if the alleged infringement or misappropriation would not have arisen but for the compliance with such designs, requirements, or specifications; (iii) use of the Blade Technology outside of the scope of the license granted to Tellabs; (iv) Tellabs’ failure to use the latest version of the Blade Technology provided by Occam or to comply with instructions provided by Occam, if the alleged infringement or misappropriation would not have occurred but for such failure; or (v) any modification of the Blade Technology not made or authorized in writing by Occam where such alleged infringement or misappropriation would not have occurred absent such modification. Tellabs is responsible for any costs or damages that result from these actions.

(e) This Section 6.1 states Occam’s sole and exclusive liability, and Tellabs’ sole and exclusive remedy, for the actual or alleged infringement or misappropriation of any third party intellectual property right by the Blade Technology.

6.2 Product Liability Indemnification by Occam

(a) Occam will, at its option and expense, defend the Tellabs Indemnified Parties from or settle any Claim brought by a third party against an Tellabs Indemnified Party that arises directly from any injury or death to persons or loss of or damage to tangible property that is caused directly by a design defect in the Blade Technology if: (i) the Tellabs Indemnified Party gives Occam prompt written notice of the Claim; (ii) Occam has full and complete control over the defense and settlement of such Claim; (iii) the Tellabs Indemnified Parties provide assistance, at Occam’s expense as specified in Section 6.2(b), in connection with the defense and settlement of such Claim as Occam may reasonably request; and (iv) the Tellabs Indemnified Parties comply with any settlement or court order made in connection with such Claim (e.g., relating to the future use of any Blade Technology containing a design defect). The Tellabs Indemnified Parties will not defend or settle any such Claim without Occam’s prior written consent. The applicable Tellabs Indemnified Party shall have the right to participate in the defense of such Claim at its own expense and with counsel of its own choosing, but Occam will have sole control over the defense and settlement of the Claim.

(b) Occam will indemnify the Tellabs Indemnified Parties against and pay (i) all damages, costs, and attorneys’ fees finally awarded against an Tellabs Indemnified Party in any Claim under Section 6.2(a); (ii) all out-of-pocket costs (including reasonable attorneys’ fees) reasonably incurred by any of them in connection with the defense of such Claim, including assistance provided under Section 6.2(a)(iii)(other than attorneys’ fees and costs incurred without

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Occam’s consent after Occam has accepted defense of such claim); and, (iii) if any Claim arising under Section 6.2(a) is settled, all amounts to be paid to any third party in settlement of any such Claim (as agreed to by Occam).

(c) Occam will have no obligation under this Section 6.2 for any injury or death to persons or loss of or damage to tangible property to the extent caused by (i) defects in material or manufacture, including the failure to manufacture FTTC Cards in accordance the Manufacturing Specifications; (ii) Tellabs’ failure to use or implement any updated Blade Technology made available to Tellabs by Occam; (iii) any alterations or modifications of, or additions to, the Blade Technology not made in accordance with the Technical Specifications; (iv) use of the Blade Technology in a manner for which it was not designed or other than as specified in the Technical Specifications; (v) the combination, use, or interconnection of the Blade Technology with other Technology not supplied or not approved by Occam; (vi) abnormal usage or misuse of the Blade Technology, including, but not limited to, accident, fire, water damage, earthquake, lightning, other acts of nature, and other causes external to the Blade Technology; or (vii) an Tellabs Indemnified Party’s or a third party’s negligence. Tellabs is responsible for any costs or damages that result from these actions.

6.3 Product Liability Indemnification by Tellabs

(a) Tellabs will, at its option and expense, defend Occam and its parent, subsidiaries, and affiliates and their respective officers, employees, directors, agents, and representatives (“Occam Indemnified Parties”) from or settle any Claim brought by a third party against an Occam Indemnified Party that arises directly from any injury or death to persons or loss of or damage to tangible property that is caused directly by a design (excluding design defects attributable to the Blade Technology), manufacturing, or materials defect in a FTTC Card or FTTC Product if: (i) the Occam Indemnified Party gives Tellabs prompt written notice of the Claim; (ii) Tellabs has full and complete control over the defense and settlement of such Claim; (iii) the Occam Indemnified Parties provide assistance, at Tellabs’ expense as specified in Section 6.3(b), in connection with the defense and settlement of such Claim as Tellabs may reasonably request; and (iv) the Occam Indemnified Parties comply with any settlement or court order made in connection with such Claim (e.g., relating to the future use of any FTTC Card or FTTC Product containing a design defect). The Occam Indemnified Parties will not defend or settle any such Claim without Tellabs’ prior written consent. The applicable Occam Indemnified Party shall have the right to participate in the defense of such Claim at its own expense and with counsel of its own choosing, but Tellabs will have sole control over the defense and settlement of the Claim.

(b) Tellabs will indemnify the Occam Indemnified Parties against and pay (i) all damages, costs, and attorneys’ fees finally awarded against an Occam Indemnified Party in any Claim under Section 6.3(a); (ii) all out-of-pocket costs (including reasonable attorneys’ fees) reasonably incurred by any of them in connection with the defense of such Claim, including assistance provided under Section 6.3(a)(iii) (other than attorneys’ fees and costs incurred without Tellabs’ consent after Tellabs has accepted defense of such claim); and, (iii) if any Claim arising under Section 6.3(a) is settled, all amounts to be paid to any third party in settlement of any such Claim (as agreed to by Tellabs).

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(c) Tellabs will have no obligation under this Section 6.3 for any injury or death to persons or loss of or damage to tangible property to the extent caused by (i) a design defect in the Blade Technology attributable to Occam; (ii) any defects caused by Tellabs’ required compliance with designs, requirements, or specifications required by or provided by Occam, if the defect would not have occurred but for the compliance with such designs, requirements, or specifications; or (iii) an Occam Indemnified Party’s or a third party’s negligence. Occam is responsible for any costs or damages that result from these actions.

7. LIMITATION OF LIABILITY

7.1 Disclaimer of Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR LIABILITY ARISING OUT OF A BREACH OF SECTION 2 OR SECTION 8, NEITHER PARTY WILL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY OR ITS CUSTOMERS FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOSS OF BUSINESS, AND BUSINESS INTERRUPTION, EVEN IF SUCH PARTY IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. THIS SECTION 7.1 DOES NOT LIMIT EITHER PARTY’S OBLIGATION TO PAY ALL DAMAGES, REGARDLESS OF TYPE, AWARDED AGAINST THE OTHER PARTY IN ANY CLAIM, PROCEEDING, OR SUIT THAT THE PARTY IS OBLIGATED TO INDEMNIFY AGAINST UNDER SECTION 6.

7.2 Cap on Liability. EXCEPT FOR LIABILITY ARISING OUT OF SECTION 2, SECTION 3.1(d), SECTION 3.1(e), SECTION 4, SECTION 6, OR SECTION 8, UNDER NO CIRCUMSTANCES WILL EITHER PARTY’S TOTAL LIABILITY OF ALL KINDS ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO WARRANTY CLAIMS), REGARDLESS OF THE FORUM AND REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON CONTRACT, TORT, OR OTHERWISE, EXCEED TWICE THE TOTAL AMOUNT PAID OR PAYABLE BY THE OTHER PARTY UNDER THIS AGREEMENT.

7.3 Independent Allocations of Risk. EACH PROVISION OF THIS AGREEMENT THAT PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, OR EXCLUSION OF DAMAGES IS TO ALLOCATE THE RISKS OF THIS AGREEMENT BETWEEN THE PARTIES. THIS ALLOCATION IS REFLECTED IN THE ROYALTY PRICING OFFERED BY OCCAM TO TELLABS AND IS AN ESSENTIAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES. EACH OF THESE PROVISIONS IS SEVERABLE AND INDEPENDENT OF ALL OTHER PROVISIONS OF THIS AGREEMENT, AND EACH OF THESE PROVISIONS WILL APPLY EVEN IF THE WARRANTIES IN THIS AGREEMENT HAVE FAILED OF THEIR ESSENTIAL PURPOSE.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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8. CONFIDENTIALITY

8.1 Mutual Confidentiality Agreement. The information disclosed between the parties under this Agreement will be governed by the First Amended and Restated Mutual Confidentiality Agreement entered into by the parties simultaneously with this Agreement (“NDA”). The Blade Technology must be protected by Tellabs as Occam’s Confidential Information under the NDA.

8.2 Return of Materials. Upon the termination or expiration of this Agreement, or upon earlier request, each party will deliver to the other all Confidential Information that they may have in its possession or control. Notwithstanding the foregoing, neither party will be required to return materials that it must retain in order to receive the benefits of this Agreement or properly perform in accordance with this Agreement.

9. TERM AND TERMINATION

9.1 Term. This Agreement will commence upon the Effective Date and will continue in effect until five (5) years after the Effective Date.

9.2 Termination. This Agreement may be terminated before the end of the term of this Agreement upon the occurrence of any of the events set forth in this Section 9.2.

(a) If either party ceases to conduct business in the ordinary course, the other party may terminate this Agreement by providing the first party with written notice. The termination under this Section 9.2(a) will take place immediately when the first party receives the other party’s notice of termination.

(b) If either party defaults on any of its material obligations, representations, or warranties under this Agreement, or otherwise commits a material breach of this Agreement, then the non-defaulting party may notify in writing the defaulting party of the material breach or default and its intention to terminate the Agreement if the material breach or default is not cured within thirty (30) days (ten (10) days in the case of a failure to pay amounts when due) after the date that the notice is received by the defaulting party. If the defaulting party does not cure the breach during such thirty (30)-day period (ten (10)-day period for a failure to pay amounts when due), the non-defaulting party may terminate this Agreement by providing written notice of termination to the defaulting party. The termination under this Section 9.2(b) will take effect thirty (30) days after the defaulting party’s receipt of such notice of termination.

9.3 Survival and Termination of the License Granted to Tellabs in Section 2.1

(a) Subject to termination in accordance with Section 9.3(b)(ii), the license granted to Tellabs in Section 2.1 will survive the expiration, but not termination, of this Agreement for so long as Tellabs continues to comply with the terms and conditions associated with the license, including the payment of the royalty specified in Section 4.1.

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(b) The license granted to Tellabs in Section 2.1 will terminate immediately if (i) this Agreement is terminated for any reason or (ii) if Tellabs fails to comply with the terms associated with the license following expiration of this Agreement and fails to cure its breach within thirty (30) days of receiving written notice of its breach from Occam.

(c) Following termination of the license granted to Tellabs in Section 2.1, (i)Tellabs will pay to Occam any royalties and other indebtedness that have accrued prior to the termination; (ii) Tellabs will cease to use the Blade Technology for any purpose, except to provide technical support to customers with respect to FTTC Cards integrated with Blade Technology sold before termination of Tellabs’ license; (iii) Tellabs will cease to market, distribute, and sell FTTC Cards integrated with Blade Technology; and (iv) Tellabs will return to Occam all copies of Blade Technology in its possession no later than five (5) days after it no longer provides technical support to customers with respect to FTTC Cards integrated with Blade Technology sold before termination of Tellabs’ license.

9.4 Effects of Termination and Expiration. Following expiration or termination of this Agreement, all rights and obligations under this Agreement will terminate except that the rights and obligations under Sections 2 (except as set forth in Section 9.3), 3.1(d), 3.1(e), 3.1(f), 4, 5.3, 7, 8, 9.3, and 10 will survive expiration of this Agreement. All liabilities accrued prior to the expiration or termination of this Agreement for any reason will survive the expiration or termination of this Agreement. Upon termination or expiration of this Agreement, Tellabs will pay to Occam any amounts that have accrued prior to the termination

10. GENERAL

10.1 Relationship. This Agreement will not be interpreted or construed as (a) creating or evidencing any association, joint venture, partnership, or franchise between the parties; or (b) imposing any partnership or franchise obligation or liability on either party. Each party must not represent to anyone that it is an agent for the other party or is otherwise authorized to bind or commit the other party in any way without the other party’s prior authorization.

10.2 Publicity. Neither party will make a public announcement or any other sort of press release regarding the terms of this Agreement or any aspect of the relationship under this Agreement between the parties without having obtained the prior written consent of the other party, which consent will not be unreasonably withheld or delayed. However, nothing in this Section 10.2 shall preclude either party from making such disclosures that are required by applicable law.

10.3 Assignability. Neither party may assign this Agreement or any of its rights, duties, or obligations set forth in this Agreement without having obtained the other party’s prior written consent, which consent will not be unreasonably withheld or delayed, except that either party may assign this Agreement without consent to a successor-in-interest, whether by sale of substantially all of its assets, merger, reorganization, acquisition, or other similar transaction. This Agreement will bind the other party’s permitted successors and assigns. Any attempt by a party to transfer its rights, duties, or obligations under this Agreement except as expressly provided in this Agreement shall be void ab initio.

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10.4 Non-solicitation. During the term of this Agreement and for a period of one (1) year thereafter, neither party may directly solicit the employment of the other party’s employees without having obtained the prior written consent of the other party.

10.5 Further Assurances. During and after the term of this Agreement, at the other party’s request, each party will execute any and all documents and perform any and all acts that the other party may reasonably require in order to perfect the other party’s rights under this Agreement, or to apply for, obtain, and vest in the name of the other party alone all intellectual property rights or other similar protection for any Technology that is to be owned by the other party under the terms of this Agreement and, when obtained or vested, to maintain, renew, and restore the protection.

10.6 Notices. Any notice required or permitted to be given in accordance with this Agreement will be effective if it is in writing and sent by certified or registered mail, or insured courier, return receipt requested, to the appropriate party at the address set forth at the beginning of this Agreement and with the appropriate postage affixed. Either party may change its address for receipt of notice by notice to the other party in accordance with this Section 10.6. Notices are deemed given five (5) days following the date of mailing or one (1) business day following delivery to a courier with evidence of actual delivery by such courier on such date. In the case of Tellabs, such notice shall be issued to the attention of the Tellabs Legal Department.

10.7 Force Majeure. Neither party will be liable for, or be considered to be in breach of or default under this Agreement on account of any delay or failure to perform, except for the obligation to make payment, as required by this Agreement to the extent resulting from any cause or condition beyond the party’s reasonable control, so long as the party uses commercially reasonable efforts to avoid or remove the cause of delay or non-performance.

10.8 Governing Law. This Agreement will be interpreted, construed, and enforced in all respects in accordance with the laws of the State of California, U.S.A., without reference to its conflict of law provisions and not including the provisions of the 1980 U.N. Convention on Contracts for the International Sale of Goods.

10.9 Arbitration. Any claim, controversy or dispute between the parties, their agents, employees, officers, directors or affiliated agents (“Dispute”) shall be exclusively resolved by arbitration conducted by a single arbitrator (selected by mutual agreement of the parties) engaged in the practice of law, under the then current Commercial Arbitration Rules of the American Arbitration Association. The arbitrator’s award shall be final and binding, is the only means of dispute resolution and may be entered in any court having jurisdiction thereof. The laws of the State of California shall exclusively govern the construction and interpretation of this Agreement without regard to the conflict of laws principles contained therein, and any arbitration or other proceeding shall occur exclusively in San Francisco, California. Notwithstanding the above, it is expressly agreed that either party may seek injunctive relief in an appropriate court of law or equity pending an award in arbitration.

10.10 Waiver. Any waiver by either party of any of the rights set forth in this Agreement must be in writing and signed by the party against whom the enforcement of such waiver

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is sought. The waiver by either party of any breach of any provision of this Agreement shall not waive any subsequent breach of the same provision or any other provision set forth in this Agreement. The failure of any party to insist on strict performance of any covenant or obligation in accordance with this Agreement will not be a waiver of such party’s right to demand strict compliance in the future, nor will the same be construed as a novation of this Agreement.

10.11 Severability. If any part of this Agreement is found to be illegal, unenforceable, or invalid, the remaining portions of this Agreement will remain in full force and effect.

10.12 Interpretation. The parties have had an equal opportunity to participate in the drafting of this Agreement and the attached exhibits, if any. No ambiguity will be construed against any party based upon a claim that that party drafted the ambiguous language. The headings appearing at the beginning of several sections contained in this Agreement have been inserted for identification and reference purposes only and must not be used to construe or interpret this Agreement. Whenever required by context, a singular number will include the plural, the plural number will include the singular, and the gender of any pronoun will include all genders.

10.13 Counterparts. This Agreement may be executed in any number of identical counterparts, notwithstanding that the parties have not signed the same counterpart, with the same effect as if the parties had signed the same document. All counterparts will be construed as and constitute the same agreement. This Agreement may also be executed and delivered by facsimile and such execution and delivery will have the same force and effect of an original document with original signatures.

10.14 Attorneys’ Fees. If either party initiates legal proceedings to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs from the non-prevailing party.

10.15 Entire Agreement. This Agreement, including all exhibits, is the final and complete expression of the agreement between these parties regarding the subject matter of this Agreement. This Agreement supersedes, and the terms of this Agreement govern, all previous oral and written communications regarding these matters, all of which are merged into this Agreement, except that the Ancillary Agreements are not superseded and will not otherwise be affected. No usage of trade or other regular practice or method of dealing between the parties will be used to modify, interpret, supplement, or alter the terms of this Agreement. This Agreement may be amended only by a written agreement signed by an authorized agent of each party.

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The parties have signed below to indicate their acceptance of the terms of this Agreement.

Tellabs Petaluma, Inc.	Occam Networks, Inc.

Name:	Name:
Title:	Title:
Signature:	Signature:
Date:	Date:

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EXHIBIT A

TECHNOLOGY DELIVERABLES

[***]

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EXHIBIT B

ROYALTY

For each FTTC Card sold by Tellabs during or after the term of this Agreement, Tellabs will pay to Occam a royalty, plus any applicable taxes, at the rate of [***] per FTTC Card. For example, the result is [***] royalty per fully-configured DISC*S FTTC-MX system with four (4) FTTC Cards and a royalty of [***] per fully-configured DISC*S FITL with two (2) FTTC Cards sold by Tellabs. Royalties for different products or for product upgrades will be determined by the number of FTTC Cards sold as part of the product or product upgrade.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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EXHIBIT C

SCOPE OF WORK

This Scope of Work defines the general milestones that Tellabs and Occam agree are necessary to the integration of Blade Technology into FTTC Cards. Subject to the requirements of Section 3.1 of the Agreement, the integration will be managed and performed by members of the R&D teams within each of the two companies. The exact duration of time that will be necessary to complete the integration is not yet determined.

The progress of the integration will be monitored by the achievement of R&D milestones as defined below:

Milestones—Although there are a number of intermediate milestones that will be identified and agreed to by the two R&D teams, this Exhibit attempts only to capture the Technology Hand Off, Design Review, Prototype Turn-up, Integration Testing, and Verification Test milestones.

Technology Hand-off – Delivery of the Blade Technology to the Tellabs R&D staff. (Completed on September, 2004)

Design Review – The completion of detailed design reviews of Tellabs Technology that will incorporate Occam Blade Technology into the FTTC Product.

Prototype Turn-up – R&D lab power up, debugging and testing of Tellabs Technology that has incorporated the Occam Blade Technology into the FTTC Product.

Integration Testing – R&D lab testing of the FTTC Product as a system.

Verification Test – The successful completion of verification testing of the FTTC Product that deems it ready for consideration in a carrier’s lab, such as BellSouth’s lab.

The activities that will be necessary to achieve the milestones identified above will be the primary responsibility of Tellabs’ R&D staff with the assistance of the Occam R&D staff on an “as needed” basis. The planning, coordination of work, and the reporting of progress toward the completion of these milestones will be the sole responsibility of the Tellabs R&D team. While these activities will be primarily performed by the Tellabs R&D staff, this Technology License Agreement identifies the costs for the Occam staff effort in Exhibit E.

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EXHIBIT D

TECHNICAL SUPPORT

1. Definitions

(a) Technical Support: Technical Support consists of: (i) assistance related to installing, configuring, and using a FTTC Product; (ii) assistance with identifying and verifying problems covered by the FTTC Product warranty specified in Section 5.2 of this Agreement; and (iii) correcting problems covered by the FTTC Product warranty specified in Section 5.2 of this Agreement.

(b) Tier 1 Support: Tier 1 Support consists of providing Technical Support directly to a customer with respect to FTTC Product that is under warranty.

(c) Tier 2 Support: Tier 2 Support consists of consultation with Tier 1 Support personnel regarding Technical Support issues that are beyond their scope of expertise.

(d) Tier 3 Support: Tier 3 Support consists of consultation with Tier 1 and Tier 2 support personnel regarding Technical Support issues that are beyond their scope of expertise.

2. Tellabs Responsibilities. Tellabs, or its designee, will be solely responsible for providing Tier 1 and Tier 2 Support relating to the FTTC Products that are under warranty. Tellabs must not facilitate, instruct, or encourage its customers to contact Occam directly. Tellabs’ Technical Support responsibilities must be performed by personnel who have completed training programs specified by Occam. Notwithstanding this training, Tellabs is fully responsible for the product knowledge and technical support skills of its Technical Support personnel. Tellabs will promptly return calls for Technical Support related to the FTTC Products, and will otherwise use commercially reasonable efforts to assist customers to resolve any Technical Support issues. Tellabs will perform all initial troubleshooting before escalating to Occam’s Tier 3 Support group.

3. Occam Responsibilities. Occam, or its designee, will be responsible for providing Tier 3 Support relating to Blade Technology integrated into FTTC Products to Tellabs or its designee during Occam’s standard hours for Tier 3 Support. Occam’s Technical Support responsibilities do not include consultation with Tellabs’ customers. Any additional Technical Support related to FTTC Products requested by Tellabs will be provided at the applicable rate set forth in Exhibit E.

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EXHIBIT E

RATE SHEET

The following rates are current as of the Effective Date. Occam may increase one or more of the following rates by providing written notice of the increased rate to Tellabs at least thirty (30) days before the increased rate takes effect. During any year of this Agreement, Occam may not increase a rate by a percentage that is greater than the percentage increase in the unadjusted Consumer Price Index for All Urban Consumers, as reported by the Bureau of Labor Statistics, U.S. Department of Labor (“CPI”). The percentage increase in the CPI will be determined based on the difference between the reported CPI as of the most recent anniversary of the Effective Date and the reported CPI as of the second most recent anniversary of the Effective Date (or as of the Effective Date if compared to the first anniversary of the Effective Date).

Design Engineer (Hardware, Software, Mechanical, etc.): [***].

Technician (Design, Cust. Support, Repair, Test, etc.), Sales Eng., Trainer, Program Mgmt.: [***].

Administrative and Production: [***].

Materials and Direct Costs (equipment rentals, direct invoices from suppliers, etc.): [***].

Travel: actual travel and personal (e.g., lodging, meals) expenses.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.